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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SICOR Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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19 Hughes
Irvine, California 92618
(949) 455-4700

April 15, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders which will be held on May 20, 2003, at 10:00 a.m., at the Waldorf-Astoria, located at 301 Park Avenue, New York, New York.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

        A copy of the Company's Annual Report to Stockholders is also enclosed.

        The Board of Directors and Management look forward to seeing you at the meeting.

                      Sincerely yours,

                      Marvin Samson
                       President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held May 20, 2003

        The Annual Meeting of Stockholders of SICOR Inc. (the "Company") will be held at the Waldorf-Astoria, located at 301 Park Avenue, New York, New York, on May 20, 2003, at 10:00 a.m., for the following purposes:

  1.
  To elect three Class II directors.

  2.
  To consider and vote upon a proposal to amend and restate the Company's Employee Stock Purchase Plan.

  3.
  To consider and vote upon a proposal to amend and restate the Company's 1997 Long-Term Incentive Plan.

  4.
  To ratify the selection of Ernst & Young LLP as the Company's independent auditors.

  5.
  To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

        The Board of Directors has fixed the close of business on March 31, 2003, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 19 Hughes, Irvine, California, for ten days before the meeting.

        WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                      By order of the Board of Directors.

                      Wesley N. Fach
                       Secretary

April 15, 2003

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SICOR Inc., a Delaware corporation ("SICOR" or the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Waldorf-Astoria, located at 301 Park Avenue, New York, New York 10022 on May 20, 2003, at 10:00 a.m, and any adjournment of the Annual Meeting (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for Class II director listed in this Proxy Statement and FOR approval of Proposals 2, 3 and 4 described in the Notice of Annual Meeting and in this Proxy Statement.

        Stockholders of record at the close of business on March 31, 2003 are entitled to notice of and to vote at the Annual Meeting. As of March 31, 2003 the Company had 117,741,301 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

        Directors are elected by a plurality vote. Proposals 2, 3 and 4 will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

        The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 15, 2003.

IMPORTANT

  Whether you intend to be present at the Annual Meeting or not, we urge you to mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope. This will not limit your rights to attend or vote at the Annual Meeting.

ELECTION OF DIRECTORS

        The Company has three classes of directors serving staggered three-year terms. Class I and Class II each consist of three directors and Class III consists of four directors. Three Class II directors are to be elected at the Annual Meeting for a term of three years expiring at the Annual Meeting in 2006 or until each such director's successor shall have been elected and qualified. The other directors of the Company will continue in office for their existing terms, which expire in 2004 and 2005 for Class III and Class I directors, respectively.

Composition of Board of Directors

        A Shareholder's Agreement between the Company and Rakepoll Finance N.V. ("Rakepoll Finance") specifies that the Company shall use its best efforts to cause the Board of Directors to consist of two directors who are designated by the management of SICOR and not affiliated with Rakepoll Finance ("Management Directors"), (ii) three directors designated by Rakepoll Finance ("Investor Directors") and (iii) five independent directors to be designated jointly by the Management Directors and the Investor Directors (the "Independent Directors"). Pursuant to an amendment to the Shareholder's Agreement in September 2002, one of the Investor Directors must be an independent director and one of the Management Directors must be an independent director. Carlo Ruggeri nominated for re-election at the Annual Meeting as a Class II Director, would be an Independent Director, Carlo Salvi nominated for re-election at the Annual Meeting as a Class II Director, would be an Investor Director and Marvin Samson nominated for re-election at the Annual Meeting as a Class II Director, would be a Management Director. J. Sanford Miller (who is independent) and Michael D. Cannon are the other current Investor Directors; Lee Burg, Herbert J. Conrad, Michael D. Casey and Donald E. Panoz are the other current Independent Directors; and John J. Roberts (who is independent) is the other current Management Director.

        During the term of the Shareholder's Agreement, the number of Investor Directors that Rakepoll Finance is entitled to designate will vary according to its ownership interest in SICOR as a percentage of the 29,500,000 shares of SICOR Common Stock which were controlled directly or indirectly by Rakepoll Finance and its affiliates following the exchange of all of the outstanding shares of Rakepoll Finance Common Stock for shares of SICOR Common Stock which occurred in February of 1997 (its "Initial Interest"). See "Stock Ownership of Management and Certain Beneficial Owners." If Rakepoll Finance's ownership interest in SICOR is (i) 50% or above its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval three Investor Directors (one of whom shall be an independent director); the Management Directors shall have the right to designate for nomination and approval two Management Directors (one of whom shall be an independent director); and the five Independent Directors shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (ii) 25% or above but less than 50% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval two Investor Directors; the Management Directors shall have the right to designate for nomination and approval one Management Director; and there shall be seven Independent Directors who shall be designated for nomination and approval jointly by the Management Directors and the Investor Directors; (iii) 10% or above but less than 25% of its Initial Interest, Rakepoll Finance shall have the right to designate for nomination and approval one Investor Director; the Management Directors shall have the right to designate for nomination and approval one Management Director; and there shall be eight Independent Directors who shall be designated for nomination and approval jointly by the Management Director and the Investor Director. Once Rakepoll Finance's interest has fallen below 10% of its Initial Interest, Rakepoll Finance shall have no further right to designate any Investor Directors or Independent Directors and the Management Directors shall have no right to designate any Management Directors or Independent Directors.

        In accordance with the directions received from Rakepoll Finance, the Management Directors and the Investor Directors pursuant to the Shareholder's Agreement, the Board of Directors has nominated

Messrs. Ruggeri, Salvi and Samson, currently members of the Board of Directors of the Company, as Class II directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other person as the Board of Directors may select in accordance with the terms of the Shareholder's Agreement. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

        Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Messrs. Ruggeri, Salvi and Samson as Class II directors.

        Set forth below is information regarding the nominees for Class II director and the continuing Class III and Class I directors, including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of March 31, 2003 and the year in which each became a director of the Company.

Name	Age
CLASS II
Carlo Ruggeri	54

Mr. Ruggeri has been one of our directors since March 1999. He served as President of Élan Pharma Inc., a subsidiary of Élan Corporation, plc, from January 1992 to June 1997. Between 1988 and 1991, he was Chairman and Chief Executive Officer of Vega Biomedical Corp., a medical diagnostics company, and was Vice President of Sclavo, a medical diagnostics company, from January 1986 to December 1987. Prior thereto, from 1979, Mr. Ruggeri held various senior positions in sales and marketing in the U.S. diagnostics industry.
Carlo Salvi	65

Mr. Salvi has been one of our directors since February 1997 and was named Vice Chairman of our Board of Directors in September 2001. He has served as our President and Chief Executive Officer from August 1998 to September 2001 and as our Executive Vice President from November 1997 to August 1998. Additionally, from February 1997 to June 1999, Mr. Salvi served as a Chairman of the board of directors of SICOR-Società Italiana Corticosteroidi S.p.A. ("Sicor S.p.A."). In June 1999, Mr. Salvi was named Vice President of Sicor S.p.A. From September 1995 to February 1997, Mr. Salvi was a consultant to Alco Chemicals Ltd., Swiss Branch ("Alco") in Lugano, Switzerland, which acts as an agent and distributor of certain Sicor S.p.A. products. From 1986 to September 1995, he was General Manager of Alco.
Marvin Samson	61

Mr. Samson was elected President and Chief Executive Officer in September 2001, and has been one of our directors since September 2000. He is the founder and Chief Executive Officer of Samson Medical Technologies, L.L.C., a privately held company providing hospital and alternate site pharmacists with injectable drug delivery systems and programs. He was a founder, President and Chief Executive Officer of Elkins-Sinn, Inc., now a division of Baxter Healthcare Corporation, and Marsam Pharmaceuticals, Inc. Mr. Samson served as the Chairman of the Generic Pharmaceutical Industry Association from March 1997 to June 2000. In addition, Mr. Samson is the holder of five U.S. patents pertaining to pharmaceutical manufacturing and has served on the boards of several pharmaceutical companies.

CLASS III
Lee Burg	62

Mr. Burg has been one of our directors since May 2001. He served as General Manager of Apothecon, Inc., a wholly-owned subsidiary of Bristol-Myers Squibb Company, from June 1990 to March 1997. Prior to joining Apothecon, Inc., Mr. Burg was responsible for the Managed Care Division at E.R. Squibb & Sons. Mr. Burg has spent over 25 years in various senior level positions in sales and marketing in a number of pharmaceutical companies. Mr. Burg holds a BS in Chemistry and Biology from Tarkio College.
Herbert J. Conrad	70

Mr. Conrad has been one of our directors since September 1993. From April 1988 to August 1993, Mr. Conrad was President of the Pharmaceuticals Division and Senior Vice President of Hoffmann-La Roche Inc. Mr. Conrad was a member of the board of directors of Hoffmann-La Roche Inc. and a member of its Executive Committee from December 1981 through August 1993. Mr. Conrad joined Hoffmann-La Roche Inc. in 1960 and held various positions over the years including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. Mr. Conrad is a director of Biotechnology General Corp., Reliant Pharmaceuticals LLC and Chairman of GenVec, Inc.
J. Sanford Miller	53

Mr. Miller has been one of our directors since April 2002. Mr. Miller has been a Managing Director at 3i, an international venture capital company, since 2001. Prior to joining 3i, Mr. Miller co-founded Thomas Weisel Partners LLC ("TWP") where he was a member of the Executive Committee, Chief Administrative and Strategic Officer and Co-Director of Investment Banking. Prior to co-founding TWP, Mr. Miller was a senior Partner at Montgomery Securities, where he led the Technology and Healthcare Groups. Previously, he was a Managing Director and directed technology/healthcare investment banking in San Francisco for Merrill Lynch & Co. and Donaldson, Lufkin & Jenrette. Mr. Miller holds a BA from the University of Virginia and a MBA and JD from Stanford University. He currently serves on the board of directors of several private companies.
John J. Roberts	58

Mr. Roberts has been one of our directors since October 2002. Mr. Roberts served as Global Managing Partner at PricewaterhouseCoopers LLP from 1998 until his retirement in June 2002. Mr. Roberts began his career in 1967 in the Philadelphia office of Coopers & Lybrand LLP, serving in positions such as Chief Operating Officer from 1994 to 1998 and Vice Chairman from 1991 to 1994. Mr. Roberts is currently a director of Safeguard Scientifics, Inc., a Trustee of Drexel University and a member of the American Institute of CPAs. Mr. Roberts holds a BS from Drexel University.

CLASS I
Michael D. Cannon	57

Mr. Cannon has been one of our directors, Executive Vice President and our Chief Scientific Officer since February 1997. Mr. Cannon was named President of our Biotechnology Division in April 2000; he had previously served as President of SICOR Pharmaceuticals, Inc. (formerly Gensia Sicor Pharmaceuticals, Inc.). Prior to joining us, Mr. Cannon was a member of the board of directors of Sicor S.p.A., where he worked since the company's founding in 1983. Mr. Cannon was also Director of Business Development of Alco between 1986 and 1997. From 1970 to 1982, Mr. Cannon worked at SIRS S.p.A., a manufacturer of bulk corticosteroids in Milan, Italy in a variety of technical positions. Mr. Cannon serves as a director of Metabasis Therapeutics, Inc.
Michael D. Casey	57

Mr. Casey has been one of our directors since April 2002. From 1997 to 2002, Mr. Casey served as the President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. ("Matrix"), and from 1999 to 2002 Mr. Casey served as its Chairman. Mr. Casey joined Matrix in October 1997 from Schein Pharmaceutical, Inc. ("Schein"), a generic and ethical pharmaceutical company, where he was Executive Vice President from November 1995 to December 1996. In December 1996 he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for the Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is a director of Cholestech Corporation, Bone Care International Inc., Celgene Corporation and Allos Therapeutics, Inc.
Donald E. Panoz	68

Mr. Panoz has been Chairman of our Board of Directors since February 1997 and served as our Chief Executive Officer from November 1997 to August 1998. Mr. Panoz was a founder and principal shareholder of Élan Corporation, plc ("Élan") and was Élan's Chairman of the Board from 1970 to December 1996. Until January 1995, he held the position of Chief Executive Officer of Élan. Mr. Panoz was a founder of Mylan Laboratories Inc. and served as its President from 1960 to 1969. Mr. Panoz is executive Chairman of Fountainhead Holdings Ltd., an investment holding company, and of Fountainhead Development Corp., Inc., its principal U.S. operating subsidiary. Mr. Panoz is also the founder of Panoz Motor Sports. Mr. Panoz is also a director of United States Road Racing Championship, Georgia Chamber of Commerce, Sequitor and Aquatic BioEnhancement Systems.

        The Board of Directors held 6 meetings during 2002. All Directors then in office attended at least 75% of the aggregate of the number of meetings of the Board and of the Committees on which such Directors served during the periods of their respective Board and Committee memberships.

        The Board of Directors has appointed a Compensation and Stock Option Committee, an Audit Committee, an Executive Committee and a Nominating Committee.

        The current members of the Compensation and Stock Option Committee are J. Sanford Miller as Chairman, Lee Burg and Michael D. Casey. Prior to May 2002, the Board had separate Stock Option and Compensation Committees. Herbert J. Conrad served as a member of both Committees through May 20,

2002. The Compensation and Stock Option Committee held 2 meetings during 2002; prior to their consolidation in May 2002, the Compensation Committee held 2 meetings in 2002 and the Stock Option Committee held 3 meetings in 2002. The Compensation and Stock Option Committee's function is to determine and supervise compensation to be paid to officers and directors of the Company, and to administer the SICOR Inc. Amended and Restated 1990 Stock Plan (the "1990 Stock Plan") and the SICOR Inc. 1997 Long-Term Incentive Plan. See "Report to Stockholders on Executive Compensation."

        The current members of the Audit Committee are Herbert J. Conrad as Chairman, J. Sanford Miller, John J. Roberts and Carlo Ruggeri. Lee Burg served as a member of the Audit Committee through May 20, 2002. The Audit Committee held 11 meetings during 2002. The Audit Committee's functions are, among other things, to review and discuss the Company's financial statements, select and engage the independent accountants to be retained, and receive and consider the accountant's comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee monitors the independence and performance of the Company's independent accountants and has the sole authority to select and replace the independent accountants. The members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc. See "Audit Committee Report to Stockholders."

        The current members of the Executive Committee are Donald E. Panoz as Chairman, Carlo Salvi and Marvin Samson. The Executive Committee held no meetings during 2002. The Executive Committee has been delegated the right to exercise all the power and authority of the Board of Directors to the extent permitted by Delaware law and the Company's Charter.

        The members of the Nominating Committee are Michael D. Casey as Chairman, Lee Burg and Carlo Ruggeri. Herbert J. Conrad, Carlo Salvi and Marvin Samson served as members of the Nominating Committee through September 5, 2002. The Nominating Committee held no meetings during 2002. The Nominating Committee's function is to select and nominate individuals to fill vacancies in the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by security holders.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 31, 2003 as to shares of Common Stock beneficially owned by (i) each director, (ii) the current officers and a former officer of the Company named in the Summary Compensation Table set forth herein, (iii) the directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

Beneficial Ownership
of Common Stock

	Number of Shares(1)		Percent of Class(2)
Rakepoll Finance	18,150,000	(3)	15.42%
Citigroup Inc.	10,707,758	(4)	9.09%
Luigi Ratti	8,088,000		6.87%
Stamford Investments Ltd.	6,325,000	(5)	5.37%
UBS Global Asset Management (Americas) Inc.	6,164,325	(6)	5.24%
Lee Burg	32,988	(7)	*
Michael D. Cannon	167,604	(7)	*
Michael D. Casey	7,221	(7)	*
Herbert J. Conrad	41,750	(7)	*
Gianpaolo Colla	63,497	(7)	*
Wesley N. Fach	14,505	(7)	*
Armand J. LeBlanc	104,653	(7)	*
J. Sanford Miller	7,221	(7)	*
Donald E. Panoz	805,748	(7)(8)	*
John J. Roberts	3,867	(7)	*
Carlo Ruggeri	31,453	(7)	*
Carlo Salvi	22,365,790	(7)(8)(9)	19.00%
Marvin S. Samson	1,391,065	(7)(8)	1.17%
Jack E. Stover	27,584	(7)	*
All Directors and Officers as a group (15 persons)	25,092,159	(10)	20.80%

Footnotes

*
Less than one percent

(1)
To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)
Percentage of beneficial ownership is calculated assuming 117,741,301 shares of Common Stock were outstanding on March 31, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days after March 31, 2003, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(3)
Rakepoll Finance is a majority-owned direct subsidiary of Karbona Industries Ltd., which is wholly owned by Mr. Salvi. The 18,150,000 shares are included in calculating the 22,365,790 shares owned by Mr. Salvi. The address of Rakepoll Finance is 14 J.B. Gorsiraweg, Curacao, Netherlands Antilles.

(4)
Based on its Schedule 13G filed February 6, 2003, wherein Citigroup Inc. ("Citigroup") reported the beneficial ownership of 10,707,758 shares of Common Stock. The Schedule 13G states that the shares are owned by subsidiaries of Citigroup and that Citigroup has shared power to vote or direct the vote or the disposition of all 10,707,758 shares. The address for Citigroup is 399 Park Avenue, New York, New York 10043.

(5)
Based on its Schedule 13G dated February 14, 2000 and our records. The address for Stamford Investments Ltd. is c/o Dr. Luigi Zanetti, Soparfid Fiduciaria SA, via Balestra, 27, 6901 Lugano (CH), Switzerland.

(6)
Based on its Schedule 13G filed February 14, 2003, wherein UBS Global Asset Management (Americas) Inc. ("UBS Global AM") reported the beneficial ownership of 6,164,325 shares of Common Stock. The Schedule 13G states that (i) UBS Global AM is an indirectly wholly-owned subsidiary of UBS AG, (ii) UBS Global AM is a member of the UBS Global Asset Business Management Group of UBS AG, (iii) UBS Global Asset Management Group is comprised of UBS Global AM's affiliated companies located in numerous offices around the world that provide investment advisory services to their clients, (iv) all members of the UBS Global Asset Management Group are directly or indirectly owned by UBS AG, (v) the shares being reported by UBS Global AM may be managed by other members of the UBS Global Asset Management Business Group of UBS AG and (vi) UBS Global AM disaffirms the existence of a group within the meaning of Rule 13d-5(b)(1). The address for UBS Global AM is One North Wacker, Chicago, Illinois 60606.

(7)
The amounts shown include shares which may be acquired currently or within 60 days after March 31, 2003, through the exercise of options as follows: Mr. Burg, 32,988 shares; Mr. Cannon, 85,584 shares; Mr. Casey, 7,221 shares; Mr. Conrad, 41,750 shares; Dr. Colla, 63,497 shares; Mr. Fach, 14,505 shares; Mr. LeBlanc, 89,784 shares; Mr. Miller, 7,221 shares; Mr. Panoz, 500,000 shares; Mr. Roberts, 3,867 shares; Mr. Ruggeri, 31,453 shares; Mr. Salvi, 180,082 shares; Mr. Samson, 1,279,447 shares; and Mr. Stover, 27,584 shares.

(8)
The amounts shown include shares which may be acquired currently or within 60 days after March 31, 2003, through the exercise of warrants as follows: Mr. Panoz, 6,916 shares; Mr. Salvi 420,236 shares and Mr. Samson 85,118 shares.

(9)
Includes 18,150,000 shares owned by Rakepoll Finance; includes 575,000 shares owned by Nora Real Estate S.A. and 50,000 shares owned by Alco.

(10)
Includes 2,901,748 shares which may be acquired currently or within 60 days of March 31, 2003 pursuant to the exercise of options and warrants.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

        Information is set forth below concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 2001 and 2002, of those persons who were at December 31, 2002, the Chief Executive Officer, the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") and a former executive officer of the Company whose salary and bonus for fiscal 2002 were in excess of $100,000.

Summary Compensation Table

										Long-Term Compensation
		Annual Compensation								Awards
Name and Principal Position	Year	Salary($)			Bonus($)			Other Annual Compensation($)		Restricted Stock Awards($)	Securities Underlying Options(#)	All Other Compen- sation($)
Marvin Samson President and Chief Executive Officer	2002 2001	$ $	500,000 83,888	(1)		$463,417 —	(2)	—		—	1,450,000	$ $	23,246 325	(4)(5) (4)
Michael D. Cannon Executive Vice President and Chief Scientific Officer	2002 2001 2000	$ $ $	368,125 348,628 338,439	(3) (3) (3)	$ $ $	158,036 215,353 223,256		— —		— —	10,000 10,000 10,000	$ $ $	2,077 2,173 7,703	(4)(5) (4)(5) (4)(5)
Gianpaolo Colla Executive Vice President, Italian Operations	2002 2001 2000	$ $ $	285,357 234,876 241,705	(6) (6) (6)	$ $ $	57,116 91,809 95,556					10,000 10,000 35,000	$ $ $	24,764 21,984 35,102	(5) (5) (5)
Armand J. LeBlanc Senior Vice President, Corporate Scientific Affairs	2002 2001 2000	$ $ $	282,490 241,283 232,724		$ $ $	135,256 151,905 104,850		$1,986,473 —	(7)	— —	0 51,000 7,000	$ $ $	474 1,180 1,170	(4) (4) (4)
Wesley N. Fach Senior Vice President, General Counsel and Secretary	2002 2001 2000	$ $ $	268,636 248,849 200,190		$ $ $	90,153 105,263 94,810		—		—	0 16,000 8,000	$ $ $	487 852 858	(4) (4) (4)
Frank C. Becker Former Executive Vice President and Chief Operating Officer	2002 2001 2000	$ $ $	214,627 379,382 350,000	(8)	$ $	253,208 262,500		— —		— —	10,000 210,000 10,000	$ $ $	576 1,248 1,170	(4) (4) (4)

(1)
Mr. Samson's salary in 2001 represents partial year compensation for the period September 2001 through December 2001.

(2)
Bonus awarded for work over the 16 month period September 2001 through December 2002.

(3)
Includes approximately 8,263 Euros ($7,823) Mr. Cannon receives in compensation for his services as a director of Sicor S.p.A.

(4)
Includes amounts paid by the Company for life insurance premiums.

(5)
Includes auto allowance paid by the Company.

(6)
As converted into U.S. dollars based on the average currency exchange rate for the year in which earned. Represents 301,423, 266,511 and 259,757 Euros for 2002, 2001 and 2000, respectively.

(7)
Reflects funds received from the sale of shares of Common Stock after exercise of options.

(8)
Mr. Becker served as Executive Vice President and Chief Operating Officer until June 1, 2002 and his salary for 2002 reflects a partial year of employment.

Compensation of Directors

        The members of the Board of Directors who were not employees of the Company received an annual retainer of $25,000, effective in May 2002 (prior to such date, the annual retainer was $15,000) and were reimbursed for reasonable expenses incurred in connection with meetings of the Board of Directors and its committees. Non-employee directors were also compensated $1,000 for each committee meeting attended by such directors in person and $500 for each telephonic committee meeting attended. In December 2002 the Board increased the compensation of non-employee directors (other than Mr. Panoz), effective in January 2003, to provide an annual retainer of $30,000 for Committee Chairs ($40,000 for the Chair of the Audit Committee) and per meeting fees of $2,000 for each Board meeting attended in person and $1,000 for each telephonic Board meeting attended, $1,000 for each committee meeting ($2,000 for each Audit Committee meeting) attended in person and $500 for each telephonic committee meeting ($1,000 for each telephonic Audit Committee meeting) attended. In addition, continuing non-employee directors (other than Mr. Panoz) receive automatic grants of options to purchase 20,000 shares of the Company's Common Stock at the conclusion of each annual meeting of stockholders which vest in full upon the earlier to occur of either (i) the conclusion of the next annual meeting or (ii) one year following the date of grant. New non-employee directors receive a similar one-time grant of options to purchase 25,000 shares of the Company's Common Stock which vest ratably on a daily basis over a four-year period.

        In connection with Mr. Panoz's service as the non-executive Chairman of the Board of the Company and providing certain other services to the Company during 2002, Mr. Panoz received an annual fee of $200,000. Under the terms of a March 18, 1997 agreement with the Company, Mr. Panoz earned a bonus of $1,000,000, payable in equal annual installments over a ten-year period, in cash or, at the option of the Company, in stock of the Company, because the Company's market capitalization increased to exceed $1,000,000,000 prior to February 28, 2000. At the time the Company and Mr. Panoz entered into an August 22, 2002 amendment to the agreement, the Company had not yet paid any installments of Mr. Panoz's bonus. Pursuant to the amendment, the Company issued Mr. Panoz 20,356 shares of Common Stock in September 2002 and revised the terms of Mr. Panoz's remaining bonus payments. Under the amended terms, Mr. Panoz will receive $800,000, which shall be paid in $100,000 cash installments on or before February 28 of each year beginning in 2003 and continuing through and including 2010.

        Mr. Salvi, as Vice President and a member of the Board of Directors of Sicor S.p.A. is entitled to receive 225,056 Euros (approximately $213,061) per year. Mr. Cannon, as a member of the Sicor S.p.A. Board of Directors, is entitled to receive 8,263 Euros (approximately $7,823) per year. In addition, on March 8, 2002, in recognition of their services as Executive Vice Presidents of the Company, Mr. Becker, then a director of the Company, and Mr. Cannon were each granted options to purchase 10,000 shares of the Company's Common Stock. The above options are exercisable at an exercise price of $13.75 per share and vest over a period of four years, with a vesting start date of January 1, 2002.

Severance Agreements

        The Company is a party to Severance Agreements with Messrs. Fach and LeBlanc. Pursuant to these agreements, if, within the first 12-month period after the occurrence of a change in control of the Company, (a) Mr. Fach or Mr. LeBlanc voluntarily resigns for good reason or (b) the Company terminates Mr. Fach's or Mr. LeBlanc's employment for any reason other than cause or disability, or (c) if the Company terminates Mr. Fach's or Mr. LeBlanc's employment because their respective positions have been eliminated in connection with a restructuring or reduction in force, as determined by the Company, Mr. Fach or Mr. LeBlanc will be entitled to receive a severance payment during a specified continuation period at an annual rate equal to (a) the sum of his respective base compensation at the annual rate in effect on the date when the termination of his employment with the Company is effective plus (b) the arithmetic mean of his annual bonuses for the last three calendar years completed prior to the date when the termination of his employment with the Company is effective. Further, the continuation period is treated as employment for purposes of determining Mr. Fach's or Mr. LeBlanc's vesting in any stock options and shares of restricted stock granted to him by the Company.

        Pursuant to an employment arrangement with Mr. Samson, in the event that (a) Mr. Samson voluntarily resigns for good reason or (b) the Company terminates Mr. Samson's employment for any reason other than cause or disability, or (c) if prior to September 9, 2004, the Company terminates Mr. Samson's employment following a change in control, Mr. Samson will be entitled to receive a severance payment during a specified continuation period at an annual rate equal to the sum of his base compensation. Further, the continuation period is treated as employment for purposes of determining Mr. Samson's vesting in any stock options and shares of restricted stock granted to him by the Company.

        Pursuant to an employment arrangement with Mr. Stover, in the event that (a) Mr. Stover voluntarily resigns for good reason or (b) the Company terminates Mr. Stover's employment for any reason other than cause or disability, Mr. Stover will be entitled to receive a severance payment during a 12-month continuation period at an annual rate equal to the sum of his base compensation. Further, the continuation period is treated as employment for purposes of determining Mr. Stover's vesting in any stock options and shares of restricted stock granted to him by the Company.

Stock Options

        The following tables summarize option grants and exercises during 2002 to or by the Chief Executive Officer, the Named Executive Officers and a former executive officer of the Company, and the value of the options held by such persons at the end of 2002. The Company does not grant Stock Appreciation Rights.

Option Grants in Fiscal 2002

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year 2002
Name			Exercise or Base Price($/sh)	Expiration Date
					5%($)	10%($)
Marvin Samson	—	—	—	—	—	—
Michael D. Cannon	10,000.9273		$13.75	3/8/12	$86,473.01	$219,139.59
Wesley N. Fach	—	—	—	—	—	—
Armand J. LeBlanc	—	—	—	—	—	—
Gianpaolo Colla	10,000.9273		$13.75	3/8/12	$86,473.01	$219,139.59
Frank C. Becker	10,000.9273		$13.75	3/8/12	$86,473.01	$219,139.59

(1)
Generally, options become exercisable ratably on a daily basis over a four-year period and vest in full in the event of a change in control with respect to the Company and in the event of the death of the optionee. The exercise price per share of options granted in 2002 represented the fair market value of the underlying shares on the date of grant. Generally, options granted have a term of 10 years, subject to earlier termination due to certain events related to termination of employment.

(2)
The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

Aggregated Option Exercises in Fiscal 2002 and Value of Options

At End of Fiscal 2002

			Number of Securities Underlying Unexercised Options at End of Fiscal 2002(#)(1)	Value of Unexercised In-the-Money Options at End of Fiscal 2002($)(2)
Name	Shares Acquired On Exercise(#)	Value Realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Marvin Samson	—	—	1,249,482/225,518	$1,171,686.63/$572,538.37
Michael D. Cannon	82,020	$953,674.07	82,505/15,475	$894,554.23/$52,848.12
Wesley N. Fach	—	—	90,041/11,959	$947,628.60/$29,500.40
Armand J. LeBlanc	—	—	75,617/46,659	$687,547.59/$129,221.76
Gianpaolo Colla	—	—	57,851/22,149	$523,093.17/$115,376.83
Frank C. Becker	134,911	$1,509,924.09	200,000/0	0/0

(1)
Includes those options for which the fair market value of the underlying securities at December 31, 2002 ($15.85) is less than the exercise price.

(2)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2002 ($15.85), minus the exercise price. Options for which the fair market value of the underlying securities at December 31, 2002 is less than the exercise price are not included in the calculation.

REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

        The Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee") is pleased to present its report on executive compensation. The Committee is composed entirely of non-employee, independent members of the Board of Directors. This report is provided by the Committee to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 2002 were made by the Committees. In making their determination, the Committee has relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the pharmaceutical industry, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this Proxy Statement, and recommendations of management.

Compensation Philosophy and Objectives

        The Committee believes that compensation of the Company's executive officers should:

    •
    Encourage creation of stockholder value and achievement of strategic corporate objectives.

    •
    Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

    •
    Recognize individual initiative, effort and accomplishment.

    •
    Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel.

    •
    Provide a total compensation opportunity that is competitive with companies in the pharmaceutical industry, taking into account relative company size, stage of development, performance and geographic location, as well as individual responsibilities and performance.

    •
    Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management.

Key Elements of Executive Compensation

        The Company's existing compensation structure for executive officers generally includes a combination of base salary, bonus and stock options. In 2002, the Company continued its focus as an operating international pharmaceutical company. Pursuant with this focus, the Committee determined that the Company's compensation policy for the executive officers should be based on the Company's achievement of its revenue and profitability goals established by the Board of Directors, as well as the individual contributions and achievements of each executive officer. To insure that each element of the Company's compensation structure reflected this policy across all of the Company's divisions worldwide, the Committee followed the recommendations of an outside consultant, the Hay Group, which it first engaged in 2000, to review the Company's salary, bonus and stock option policies and to recommend to the Committees any appropriate changes to those policies.

  Base Salary

        Compensation levels are largely determined through comparisons with companies of similar size and complexity in the pharmaceutical industry and companies with which the Company competes for key personnel. Cash compensation for the Company's executive officers is generally targeted at the median of the companies reviewed. In establishing base salaries for 2002 the Committee considered, among other things, the Company's achievements in advancing its products and accomplishing other business objectives, and the individual contributions and achievements of each executive officer. Actual compensation is based on an evaluation of job responsibilities for the position, comparisons of compensation levels, Company achievements and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against individual contributions and achievements and the degree to which teamwork and Company values are fostered. At the beginning of fiscal 2002, goals were established for the Company and approved by the Board of Directors. Goals set for 2002 included meeting certain revenue and profitability targets; obtaining approval of multiple ANDAs; the filing of key additional ANDAs at Gensia Sicor Pharmaceuticals, Inc.; and the expansion of the Company's product portfolio. Compensation levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

  Bonus

        The Committee may award bonuses under the Company's Worldwide Employee Incentive Compensation Plan at the end of the fiscal year based on the Company's achievements and the individual's contributions to those achievements, if it deems such an award to be appropriate. This award may be in the form of restricted stock in lieu of cash. The Company establishes a bonus pool based on a percentage of the net earnings of the Company in awarding such bonuses. In March 2002, when it adopted the most recent version of the Company's Worldwide Employee Incentive Compensation Plan, the Board fixed a formula under which bonuses to eligible employees, including executive officers, for 2002 and 2003 would be based on the Company's net earnings and the eligible employees' performance in those years. In March 2003 the Committee confirmed the bonuses awarded to the Company's executive officers for 2002.

  Stock Options

        The Company's 1990 Stock Plan and 1997 Long Term Incentive Plan are administered by the Committee, which consists of outside directors of the Company. The Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of stockholders and executives will be closely aligned. Therefore, executive officers, as well as all employees, are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price. The number of stock options granted to executive officers, including the Chief Executive Officer, is based on the Company's achievements during the year and the individual's contributions to those achievements, individual performance and a review of data on the range of aggregate annual option grants compared to the number of shares of stock outstanding for officers with similar duties and titles at pharmaceutical companies, taking into account differences in such companies' stock prices, stage of development, achievements and the like.

2002 CEO Compensation

        Pursuant to an employment agreement with the Company dated November 9, 2001, Mr. Samson, the Company's President and Chief Executive Officer, receives a base salary at the annual rate of $500,000 or at such higher rate as the Board, or the Committee, may determine from time to time. At the discretion of the Board of Directors, or the Committee, Mr. Samson is also eligible for a cash bonus at the end of each year of his employment. The Board based its determination of Mr. Samson's compensation on the compensation of chief executive officers of other companies in the pharmaceutical industry, taking into account relative company size, stage of development, performance and geographic location.

Miscellaneous

        Section 162(m) of the Internal Revenue Code (the "Code") was enacted in 1993 and took effect for fiscal years beginning in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. The Board of Directors amended the 1990 Stock Plan to, among other things, qualify for an exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1990 Stock Plan. The 1997 Long-Term Incentive Plan, which replaced the 1990 Stock Plan in February 1997, also qualifies for such exemption with respect to grants under such plan.

        This Compensation and Stock Option Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation and Stock Option Committee

J. Sanford Miller, Chairman Lee Burg Michael D. Casey

Compensation Committee Interlocks and Insider Participation

        There were no interlocks or other relationships among the Company's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations.

        The members of the Compensation and Stock Option Committee are J. Sanford Miller as Chairman, Lee Burg and Michael D. Casey.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) under the Exchange Act, the Company's directors, executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. In 2002, all directors, executive officers and 10% stockholders timely filed all such reports.

Legal Proceedings

        On March 7, 2002, Terry Klein, who alleges that she is acting to recover money on behalf of the Company, filed an action in the U.S. District Court for the Southern District of New York, against Carlo Salvi, Rakepoll Finance N.V., Karbona Industries Ltd., Bio-Rakepoll N.V. and the Company. On January 16, 2003, Klein amended the complaint to add Michael Cannon as a defendant. Plaintiff alleges that all of the defendants other than the Company constitute a group for purposes of section 16(b) of the Securities Exchange Act of 1934, and engaged in the purchase and sale of securities of the Company within six months and realized a profit which should be paid over to the Company. Bio-Rakepoll N.V. did acquire 1.5 million shares of the Company's Common Stock (150,000 of which were held in escrow) in July 2001 as a result of the Company's acquisition of Gatio Investments B.V. and Biotechna U.A.B. (since renamed Sicor Biotech U.A.B.), and Rakepoll Finance N.V. sold more than that number of shares of the Company's Common Stock as part of a public offering in October 2001, but the defendants deny that any profit was made on such purchase and sale, and filed an answer denying liability. Accordingly, the Company does not seek to realize any recovery from the other defendants in this action, and expects to bear certain of the costs of the defense directly. We also expect to bear certain of Mr. Salvi's and Mr. Cannon's costs of defense under directors and officers' indemnity obligations to Mr. Salvi, a director of the Company, and Mr. Cannon, a director and officer of the Company, subject to reimbursement of the Company by Mr. Salvi and Mr. Cannon if a court determines there was a violation of section 16(b), and further subject to the Company's potential reimbursement rights under certain insurance held by the Company. The matter has not yet been set for trial.

CERTAIN TRANSACTIONS

Relationship with Alco

        Alco, which was wholly-owned by Mr. Salvi, performed certain services relating to sales of certain bulk pharmaceutical products produced by some of the Company's subsidiaries in exchange for a commission of 4% of sales. Commission expenses related to Alco were approximately $2.6 million for the year ended December 31, 2002, and the net outstanding payable to Alco at December 31, 2002 was $1.1 million. Effective January 1, 2003, the Company acquired the assets of Alco and its 30 employees joined Sicor Europe S.A. ("Sicor Europe"), which is wholly owned by the Company. Sicor Europe now serves as a selling agent for most of the Company's international sales, a function previously performed by Alco.

Other Transactions

        During 2002, the Company was a party to a consulting agreement with GreenField Chemical, Inc. ("GreenField"). Frank Becker, the Company's Chief Operating Officer and director until June 2002, owned substantially all the capital stock of GreenField. In addition, in 2000 and July 2001, the Company entered into agreements with Newport Strategies Inc. ("Newport"), a consulting and marketing research firm, for the licensing of certain software and the performance of certain market research services. Mr. Becker serves as a director of Newport. In aggregate, the Company paid a combined total of $46,000 to both companies in 2002. Effective June 2002, Mr. Becker was no longer employed as an officer or director of the Company.

        Chemistry & Health International ("C&H"), a company wholly-owned by a significant stockholder, Luigi Ratti, performed certain services relating to sales of certain bulk pharmaceutical products produced by one of the Company's former Italian subsidiaries, Diaspa S.p.A., in exchange for a commission. The significant stockholder sold his interest in this subsidiary during 2002. In April 2002 the Company sold all of the stock of Diaspa to an unaffiliated third party. Commission expenses during the period of the significant stockholders interest were approximately $0.5 million for the year ended December 31, 2002.

        The Company believes that the foregoing transactions were in its best interests. It is the Company's current policy that all transactions by the Company with officers, directors, 5% stockholders or their affiliates will be entered into only if such transactions are approved by its Audit Committee and by a majority of the disinterested directors, and are on terms no less favorable to the Company than could be obtained from unaffiliated parties.

AUDIT COMMITTEE
REPORT TO STOCKHOLDERS

  This Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

        The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is included in this Proxy Statement as Exhibit A. The members of the Audit Committee are Herbert J. Conrad as Chairman, J. Sanford Miller, John J. Roberts and Carlo Ruggeri. The Audit Committee is comprised solely of independent directors as defined by the listing standards of Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.

        Management is responsible for the consolidated financial statements and reporting process, including the system of internal controls. The Company's independent accountants are responsible for performing an audit of the Company's consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors. The Audit Committee is not, however, an employee of the Company, nor does it provide any expert assurance or professional certification regarding the Company's financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company's independent accountants.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm's independence.

        The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee, with and without management present, discussed and reviewed the results of the independent accountants' examination of the financial statements. The Audit Committee also discussed with management and the independent accountants the processes used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to be filed with and accompany the Company's periodic filings with the Securities and Exchange Commission.

        Based upon Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board of Directors concurred in such authorization.

                      Audit Committee

                      Herbert J. Conrad, Chairman
                      J. Sanford Miller
                      John J. Roberts
                      Carlo Ruggeri

STOCK PRICE PERFORMANCE GRAPH

        The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002
SICOR Inc.	$100.00	$77.95	$133.32	$248.37	$269.74	$272.66
Nasdaq Composite	100.00	138.47	258.24	155.82	122.82	84.60
Nasdaq Pharmaceutical	100.00	126.94	239.34	298.55	254.43	164.36

        Assumes a $100 investment on December 31, 1997 in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

        The Nasdaq Pharmaceutical Index includes all companies listed on The Nasdaq Stock Market within SIC Code 283. A list of those companies included in the Nasdaq Pharmaceutical Index may be obtained by contacting Wesley N. Fach, Secretary, at (949) 455-4700.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of the end of December 31, 2002 with respect to compensation plans under which equity securities of the Company are authorized for issuance. The table does not include 1) the 50,000 shares that stockholders are being asked to approve under Proposal 2, or 2) the 1,500,000 shares that stockholders are being asked to approve under Proposal 3.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, restricted stock units and performance units A	Weighted—average exercise price of outstanding options, restricted stock units and performance units B	Number of securities remaining available for future issuance under equity compensation plans C
Equity compensation plans approved by security holders (2)	7,011,602	$9.787	1,956,240
Equity compensation plans not approved by security holders	0	0	0
Total	7,011,602	$9.787	1,956,240

(1)
The table does not include information for employee benefit plans of the Company and its subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and foreign employee benefit plans which are similar to Section 401(a) plans.

(2)
Consists of four plans: the 1990 Stock Plan, the 1997 Long Term Incentive Plan, the Employee Stock Purchase Plan and a plan covering certain option grants to Mr. Panoz.

PROPOSAL 2
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
SICOR INC. EMPLOYEE STOCK PURCHASE PLAN

        In order to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions, the Board of Directors originally adopted the SICOR Inc. Employee Stock Purchase Plan in 1992, under which 300,000 shares of Common Stock were reserved for issuance. The plan was amended and restated in 1996, 1997, 1998, 1999 and 2000 to reserve an additional 410,000 shares for issuance. On March 11, 2003, the Board of Directors amended and restated the plan (as amended and restated, the "ESPP") to reserve an additional 50,000 shares for issuance under the ESPP, subject to the approval of the Company's stockholders at the Annual Meeting. As of March 31, 2003, an aggregate of 50,982 shares were available for issuance under the ESPP.

        Under the ESPP, an aggregate of 760,000 shares of Common Stock (which number includes the 50,000 share increase that stockholders are being asked to approve) have been reserved for issuance, subject to anti-dilution adjustments. Any full-time employee will be eligible to participate in the ESPP after he or she has been continuously employed by the Company for three consecutive months. Eligible employees may elect to contribute up to 12% of their total compensation during each six-month offering period, subject to certain statutory limits. At the end of each six-month offering period, the Company will apply the amount contributed by the participant during the offering period to purchase whole shares of Common Stock, but not more than 1,000 shares. Shares of Common Stock are purchased for 85% of the lower of the market price of the Common Stock immediately before the beginning of the purchase period or (ii) the market price of such Common Stock on the last business day of the purchase period. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

Federal Income Tax Consequences

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. No income is recognized by a participant at the time a right to purchase Company Common Stock is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

        A participant must recognize taxable income upon a disposition of shares acquired under the ESPP. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of Section 423 have been satisfied. To satisfy the holding-period requirements of Section 423, shares acquired under the Plan cannot be disposed of within two years after the first day of the offering period during which the shares are purchased. They also cannot be disposed of within one year after they are purchased.

        If the holding period is met, the participant recognizes ordinary income equal to the lower of (a) the excess of the fair market value of the shares on the date of the disposition over the actual purchase price or (b) 15% of the fair market value of the shares immediately before the applicable offering period. The Company will not be entitled to any deduction under these circumstances.

        The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

        If the holding period is not met, the entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will generally be entitled to a deduction for the same amount.

        The excess, if any, of the market value of the shares on the date of disposition over their market value on the date of purchase will be taxed as a capital gain (long term or short-term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending upon the holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

The Board of Directors recommends a vote FOR the adoption of the amendment of the SICOR Inc. Employee Stock Purchase Plan.

PROPOSAL 3
APPROVAL OF THE AMENDMENT OF THE
SICOR INC. 1997 LONG-TERM INCENTIVE PLAN

        At the Special Meeting of Stockholders in February 1997, the stockholders of the Company approved the adoption of the SICOR Inc. Long-Term Incentive Plan under which 2,000,000 shares of Common Stock were reserved for issuance. At the Annual Meetings of Stockholders held on September 9, 1997, June 15, 1998, June 16, 1999, June 27, 2000 and May 31, 2001, and a Special Meeting of Stockholders held on December 21, 2001, the stockholders of the Company approved amendments to such plan to reserve an additional 7,700,000 shares of Common Stock under such plan. On March 11, 2003, the Board of Directors further amended the plan (as amended, the "1997 Long-Term Incentive Plan") to reserve an additional 1,500,000 shares for issuance under the plan subject to the approval of the Company's stockholders at the Annual Meeting. The 1997 Long-Term Incentive Plan replaced the Company's 1990 Stock Plan effective February 26, 1997 and any shares not subject to exercise under the 1990 Stock Plan or which are not exercised because of forfeiture or termination of options granted under the 1990 Stock Plan are added to the shares available under the 1997 Long-Term Incentive Plan.

Description of 1997 Long-Term Incentive Plan

  Purpose

        The purpose of the 1997 Long-Term Incentive Plan is to promote the interests of the Company and its stockholders by encouraging key individuals to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership, the success of the Company largely depends. While the maximum number of shares available for award is modest in comparison to the total number of shares of the Company Common Stock outstanding, the Company's Board of Directors believes that the 1997 Long-Term Incentive Plan will constitute an important means of compensating key employees.

  Shares Subject to 1997 Long-Term Incentive Plan

        There are 11,200,000 shares of Company Common Stock (which number includes the 1,500,000 share increase that stockholders are being asked to approve) reserved for issuance under the 1997 Long-Term Incentive Plan. The 1997 Long-Term Incentive Plan replaced the 1990 Stock Plan. Under the 1990 Stock Plan, 6,383,334 shares of Company Common Stock have been reserved for issuance. The 1990 Stock Plan provided for the grant of both incentive stock options to employees only and nonstatutory stock options to employees, directors and independent consultants. The 1990 Stock Plan also provided for direct sale of shares to employees, directors and outside consultants. If any options granted under the 1990 Stock Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for new grants under the 1997 Long-Term Incentive Plan. If shares issued under the 1990 Stock Plan are forfeited, they also become available for new grants under the 1997 Long-Term Incentive Plan.

  Outstanding Grants

        As of March 31, 2003, options to purchase an aggregate of 7,061,363 shares of Company Common Stock at a weighted average exercise price of $10.13 per share were outstanding under both the 1990 Stock Plan and the 1997 Long-Term Incentive Plan. The foregoing numbers do not include options granted to former employees. As of March 31, 2003, approximately 970 employees, 10 directors and 16 consultants or advisors were eligible to participate in both plans. On March 31, 2003, the closing price of the Company's Common Stock on the Nasdaq National Market was $16.70 per share. In general, all employee stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Stock Option Committee in accordance with the provisions of the plans. Of all options granted, 2,914,795 shares have been exercised. As of March 31, 2003, 1,635,224 shares of Company Common Stock had been issued for direct sale under the plans. As of March 31, 2003, a total of 1,621,805 shares of Company Common Stock were available for future awards under the 1997 Long-Term Incentive Plan. No shares remain available for grant under the 1990 Stock Plan.

        As of March 31, 2003, the following persons or groups had in total received options to purchase shares or shares of Company Common Stock under either the 1990 Stock Plan or the 1997 Long-Term Incentive Plan: (i) the Chief Executive Officer and the other officers named in the Summary Compensation Table: Mr. Samson, 1,500,000 shares; Mr. Cannon, 195,000 shares; Mr. Fach, 114,000 shares; Mr. LeBlanc, 233,330 shares; Dr. Colla, 95,000 shares, Mr. Becker, 355,000 shares; (ii) all current executive officers of the Company as a group: 2,713,330 shares; (iii) all current directors who are not officers as a group: 1,001,000 shares; (iv) each associate of any of such current directors, executive officers or nominees: no shares; (v) each person who has received five percent of options granted other than those included above: no shares; and (vi) all employees and consultants of the Company (excluding executive officers) as a group 5,487,724. The foregoing numbers do not include options that were surrendered in connection with the grant of restricted stock awards.

  Administration

        The 1997 Long-Term Incentive Plan is administered by the Stock Option Committee (the "Committee"), composed of directors who are disinterested persons under Rule 16b-3 of the Exchange Act ("Rule 16b-3") or Section 162(m) of the Code and smaller committees of directors as established by the Company's Board. In the case of grants to persons who are not also insiders for purposes of Section 16 of the Exchange Act, the 1997 Long-Term Incentive Plan may be administered by officers who are not directors. The Company's Board may fill vacancies from time to time to remove or add members.

        The Committee selects those employees of the Company or its subsidiaries who will be eligible to receive awards under the 1997 Long-Term Incentive Plan. The 1997 Long-Term Incentive Plan provides that the Committee may grant to eligible individuals any combination of nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, performance awards, stock payments or dividend equivalents. Each grant will be memorialized in a separate agreement with the person receiving the grant. This agreement will indicate the type and terms of the award.

  Non-employee Director Grants

        Non-employee directors are eligible to receive nonqualified stock options under the 1997 Long-Term Incentive Plan in the sole discretion of the Company's full Board. These grants are designed to comply with the provisions of Rule 16b-3 and are made at the conclusion of each regular annual meeting of stockholders to selected incumbent non-employee directors who will continue to serve on the Company's Board thereafter. The shares of Company Common Stock may be issued for past service by the non-employee directors and without payment of any purchase price. New non-employee directors may receive initial grants of nonqualified stock options unless they had received an initial grant at the conclusion of the annual stockholder meeting in the same calendar year.

        Total shares available to non-employee directors may not exceed 15% of the maximum number of shares available under the 1997 Long-Term Incentive Plan.

  Stock Options

        Nonqualified stock options provide the right to purchase shares of Company Common Stock at a price which is not less than 85% of the fair market value of Company Common Stock subject to the option on the effective date of the grant. These options are granted for a term which may not exceed ten years.

        Incentive stock options comply with the provisions of the Code and are subject to restrictions contained in the Code. Incentive stock options are granted with an exercise price of not less than 100% of the fair market value of the Company Common Stock subject to the option on the date of grant and will extend for a term of up to ten years. Incentive stock options granted to persons who own more than 10% of the combined voting power of the Company's outstanding securities must be granted at prices which are not less than 110% of fair market value on the date of grant and may not extend for more than five years from the date of grant.

        The option exercise price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan made by the Company to the participant, by arrangement with a broker where payment of the option price is guaranteed by the broker, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

        Options for employees have such other terms and are exercisable in such manner and at such times as the Committee may determine. As noted below, all awards under the 1997 Long-Term Incentive Plan vest fully and immediately upon death, disability or upon a change in control. In addition, an option agreement for an employee may provide for accelerated exercisability in the case of other events as determined by the Committee.

        The Committee may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any options previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

  Restricted Stock

        Restricted stock may be granted or sold to employees for prices determined by the Committee and subject to such restrictions as may be appropriate. Typically restricted stock is forfeited and is resold to the Company at cost in the event that "vesting" is not achieved by virtue of seniority or performance or other criteria. In general, restricted shares may not be sold, transferred or hypothecated until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, have voting rights and receive dividends, if any, prior to the time when the restrictions lapse.

  Stock Appreciation Rights

        Stock appreciation rights ("SARs") may be granted in tandem with stock options or separately. If SARs are granted in tandem with options, the options may be either nonqualified or incentive stock options. SARs granted by the Committee in tandem with stock options will provide for payments to grantees based upon increases in the price of Company Common Stock over the exercise price of the related option. The SARs will provide that the holder of the SARs may exercise the SARs or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in tandem with options may not extend beyond the term of the related option. SARs will be transferable only to the extent that the related option is transferable. The Committee may elect to pay SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

        SARs which are issued separately from options will provide for payments based upon increases in the price of Company Common Stock over the fair market value of Company Common Stock or the book value of Company Common Stock on the date of grant. The Committee will determine whether fair market value or book value will be the appropriate measure. As with other SARs, upon exercise the Committee may determine to pay the SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

  Performance Awards, Common Stock Payments and Dividend Equivalents

        Performance awards may be granted by the Committee on an individual basis. Generally these awards will be paid in cash and will be based upon specific agreements.

        The Committee may approve a payment in Company Common Stock to any employee who otherwise may be entitled to a cash payment other than base salary (e.g., a bonus). Similarly, the Committee may award shares as dividend equivalents with respect to grants of options or SARs.

  Section 162(m)

        In order to permit maximum deductibility of compensation relating to awards of stock options and SARs, a limitation has been imposed upon the number of such awards which may be made under the 1997 Long-Term Incentive Plan. Specifically, no more than 1,500,000 (whether in the event of an option repricing during that 12-month period, or otherwise) shares of Company Common Stock shall be subject to stock options and SARs that are granted annually under the 1997 Long-Term Incentive Plan to any one employee. A maximum of 11,200,000 shares has been authorized for award under the 1997 Long-Term Incentive Plan plus shares which are not subject to grants under the 1990 Stock Plan as of the effective date, and shares which become available because options under the 1990 Stock Plan are forfeited or terminated.

  Other Provisions

        The 1997 Long-Term Incentive Plan contains customary provisions relating to adjustments for increases or decreases in the number and kind of Company securities. Furthermore, all awards under the 1997 Long-Term Incentive Plan vest fully and immediately upon death, disability or upon a change in control. "Change in control" includes tender offers, mergers, sales of substantially all Company assets, change in a majority of the Company Board over a two-year period and the acquisition of more than 30% of the outstanding shares of Company Common Stock by a person who did not previously own 30% of such stock.

        The 1997 Long-Term Incentive Plan will expire ten years after its initial effective date, unless it is terminated before then by the Company's Board of Directors.

        The Company's Board of Directors may amend, suspend or terminate the 1997 Long-Term Incentive Plan at any time without further action of the Company's stockholders except with respect to the accelerated vesting or share adjustment provisions and as required by applicable law.

Federal Income Tax Consequences

        The following discussion of the federal income tax consequences of the 1997 Long-Term Incentive Plan as it relates to nonqualified stock options, incentive stock options and share awards is intended to be a summary of applicable federal law. State and local tax consequences may differ.

  Options

        Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options need not comply with such requirements.

        An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a long-term capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

        An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is a long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

  Share Awards

        If a participant is awarded or purchases shares, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount paid for the shares will be taxed to the participant as ordinary income. The Company will be entitled to a deduction in the same amount provided it makes all required withholdings on the compensation element of the sale or award. The participant's tax basis in the shares acquired is equal to the share's fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

        If a participant is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. The Company is entitled to a deduction equal to the amount of the income recognized by the participant.

        Section 83(b) of the Code permits a participant to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

1997 Long-Term Incentive Plan Benefits

        The Committee has full discretion to determine the number, type and value of awards to be granted to key employees under the 1997 Long-Term Incentive Plan. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees are not determinable.

        The text of Section 3(a) of the 1997 Long-Term Incentive Plan, as it is proposed to be amended pursuant to this proposal, is as follows:

        "3.  Shares of Common Stock Subject to the Plan.

        (a)  Subject to the provisions of Sections 3(c) and 15 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to Options under the Plan shall not exceed 11,200,000, and the number of shares that may be issued or transferred during any 12-month period to any Eligible Person pursuant to an Incentive Award or a Stock Appreciation Right unrelated to an Option shall not exceed 1,500,000 (whether in the event of an option repricing during that 12-month period, or otherwise). Additionally, the number of shares of Common Stock available under the Company's 1990 Stock Plan (whether by forfeiture, termination or nongrant) shall also become available under this Plan."

The Board of Directors recommends a vote FOR the adoption of the amendment of the SICOR Inc. 1997 Long-Term Incentive Plan.

PROPOSAL 4
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ended December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Company's Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the

Company's Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accounting Firm Fees

Audit Fees

        The aggregate fees for professional services rendered by Ernst & Young in connection with their audit of the Company's consolidated financial statements and reviews of the condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and in connection with statutory and regulatory filings for the fiscal years ending December 31, 2002 and 2001 were approximately $520,000 and $517,000, respectively.

Audit-related Fees

        The aggregate fees for assurance and related services rendered by Ernst & Young that were reasonably related to their audit of the Company's consolidated financial statements and reviews of the condensed consolidated financial statements included the Company's Quarterly Report on Form 10-Q for the fiscal years ending December 31, 2002 and 2001 were approximately $141,000 and $272,000, respectively, which includes services related to audits of the Company's 401(k) Savings Plan and regulatory matters.

Tax Fees

        The aggregate fees for tax compliance services rendered by Ernst & Young for the fiscal years ending December 31, 2002 and 2001 were approximately $85,000 and $162,000, respectively. The services related to assistance in tax audits and tax compliance.

All other Fees

        There were no fees for all other services rendered by Ernst & Young for the fiscal years ending December 31, 2002 and 2001.

        The Audit Committee has considered whether the provision of the other services is compatible with maintaining the principal accountants' independence.

The Audit Committee recommends a vote FOR ratification of the selection of Ernst & Young LLP.

STOCKHOLDER PROPOSALS

        Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented for consideration at the Company's 2004 Annual Meeting of Stockholders must be received by the Company not later than December 15, 2003 in order to be considered for inclusion in the Company's proxy materials for that meeting.

        Stockholders are also advised to review the Company's Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting SICOR Inc., 19 Hughes, Irvine, California 92618, (949) 455-4700. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 6, 2003.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                      By order of the Board of Directors.

                      Wesley N. Fach
                      Secretary

Exhibit A

SICOR INC.
AUDIT COMMITTEE CHARTER

PURPOSE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors of SICOR Inc. (the "Corporation") is:

          1.    To assist in assuring that the Corporation's financial statements are properly audited by qualified accountants who are independent;

          2.    To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation's compliance with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") regarding accurate books and records;

          3.    To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation's maintenance of an effective internal audit function;

          4.    To assist the Board of Directors in monitoring financial risk exposures and developing guidelines and policies to govern processes for managing risk;

          5.    To assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation's fair dissemination of accurate information in compliance with securities laws;

          6.    To prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Corporation's proxy statement for its annual meeting of stockholders;

          7.    To assist the Board of Directors in monitoring corporate compliance efforts and developing appropriate guidelines and policies; and

          8.    To perform such other duties and responsibilities enumerated in and consistent with this Charter.

        The Committee's function is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert assurance as to the Corporation's financial statements or any professional certification as to the external auditor's work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

MEMBERSHIP AND PROCEDURES

Membership and Appointment

        The Committee shall be comprised of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors, based on recommendations, if any, from the Board Nominating Committee, and satisfying the independence and other requirements of applicable law and any listing standards or rule established by The Nasdaq Stock Market, Inc. ("Nasdaq").

        Each member of the Committee shall have unlimited access to management and information.

Removal

        The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Committee member may resign by giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors.

Chairperson

        A chairperson of the Committee (the "Chairperson") may be designated by the Board of Directors based upon recommendation, if any, by the Board Nominating Committee. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings. The Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary

        The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board of Directors and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Other Qualifications

        Each member shall meet the objective test of "independence." The Board of Directors shall make an individual determination that each member is independent within the meaning of any applicable law or any listing standard or rule established by Nasdaq. Each member shall also meet any additional the experience requirements as may be established from time to time by Nasdaq and applicable to the Committee.

        At least one member of the Committee shall be a "financial expert" as such term may be defined from time to time by the SEC or Nasdaq. Each member of the Committee must be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.

Delegation

        The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors.

Authority to Retain Advisers

        In the course of its duties, the Committee shall have the authority, at the Corporation's expense, to retain and terminate such advisers as it deems necessary.

Evaluation

        The Committee shall undertake an annual evaluation assessing the adequacy of this Charter and its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors.

DUTIES AND RESPONSIBILITIES

        The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law or listing standards.

With respect to the independent auditors:

          1.    Annually, the Committee shall select and employ the Corporation's independent auditor, subject to stockholder ratification of the selection, if such ratification is required or sought. The Committee shall fulfill the oversight responsibility of the Board of Directors with respect to the independent auditor's audit of the financial statements of the Corporation and its subsidiaries for the fiscal year for which it is appointed, including resolution of disagreements, if any, between Corporation's management and the independent auditors regarding financial reporting. In connection with its selection of the independent auditors, the Committee shall review and evaluate the lead partner of the independent auditor team, evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor's quality controls are adequate and taking into account the opinions of management and the independent auditors.

          2.    The Committee shall review the scope and plan of the work to be done by the independent auditors for each fiscal year. The scope and plan of work shall be based upon the recommendations of the independent auditors and management.

          3.    The Committee shall approve the terms and fees of all auditing and permissible non-audit services by the independent auditor to the Corporation and its subsidiaries in advance of the provision of those services.

          4.    In connection with the Committee's approval of non-audit services, the Committee shall consider whether the independent auditor's performance of any non-audit services is compatible with the external auditor's independence.

          5.    At least annually, the Committee shall obtain and review a report by the independent auditor describing:

            (a)  the independent auditor's internal quality control procedures;

            (b)  any material issues raised by the most recent internal quality control review or peer review of the independent auditor's firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor's firm, and the steps taken to deal with those issues; and

            (c)  all relationships between the independent auditor and the Corporation, in order to assess the auditor's independence.

          6.    The Committee shall also review all reports by the independent auditor describing:

            (a)  critical accounting policies and practices used by the Corporation;

            (b)  alternative treatments of financial information that have been discussed with management as required to be discussed by the independent auditors with the Committee, the ramifications of such alternative treatments and the independent auditor's preferred accounting treatment; and

            (c)  any other material written communication between the independent auditor's firm and the Corporation's management.

With respect to the Corporation's financial statements:

          7.    The Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation's disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation's reports filed with the SEC. The reviews and discussions shall include the results of the independent auditor's audit of the annual financial statements and review of the quarterly financial statements and shall be performed prior to the filing of such reports.

          8.    The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as any off-balance sheet structures on the Corporation's financial statements.

          9.    The Committee shall review disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q, including any significant deficiencies in the design or operation of internal controls, material weaknesses therein or changes thereto, any fraud involving management or other employees who have a significant role in the Corporation's internal controls, and any significant changes in internal controls.

          10.  In connection with its review of the Corporation's financial statements, the Committee shall review and discuss with the independent auditor the matters relating to the conduct of the audit required to be discussed by Statements on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including, but not limited to, significant judgments, significant estimates, critical accounting policies and unadjusted differences.

          11.  Based on its review and discussions with management, the internal auditors and the independent auditor, the Committee shall recommend to the Board of Directors whether the Corporation's financial statements should be included in the Corporation's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

          12.  The Committee shall prepare the report required by SEC rules to be included in the Corporation's proxy statement for the annual meeting of stockholders.

          13.  The Committee shall discuss with management press releases relating to the Corporation's earnings, including the use of any "pro forma" or "adjusted" non-GAAP information, as well as financial information, earnings guidance and information about material acquisitions or dispositions, as well as correspondence broadly disseminated to the Company's stockholders and all presentations to analysts, the investment community, rating agencies and lenders.

          14.  The Committee shall review (a) any significant disagreement between management and the independent auditor or the internal auditors in connection with the preparation of the Corporation's financial statements, (b) any difficulties which the independent auditor reports were encountered during the course of the audit (including without limitation any restriction on the scope of work or access to required information), and (c) management's response to each of the above.

With respect to periodic reviews and reports:

          15.  Periodically, the Committee shall meet separately with each of management, internal auditors and the independent auditors.

          16.  The Committee shall review with the independent auditor any audit problems or difficulties and management's response to them.

          17.  The Committee shall discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's policies with respect to risk assessment and risk management.

          18.  The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function.

With respect to other matters:

          19.  The Committee shall establish procedures for:

            (a)  the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

            (b)  the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

          20.  The Committee shall establish the Corporation's hiring policies for employees or former employees of the Corporation's independent auditors.

          21.  The Committee shall review and, in its sole discretion, approve on an on-going basis all Corporation related party transactions.

AMENDMENT

        This Charter and any provision contained herein may be amended or repealed by the Board of Directors.

ADOPTED:	Board of Directors
DATE:	March 11, 2003

SICOR INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING ON MAY 20, 2003

        MARVIN SAMSON and WESLEY N. FACH, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of SICOR Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Waldorf-Astoria, located at 301 Park Avenue, New York, New York on May 20, 2003 at 10:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

        Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the three nominees for Class II Directors and FOR Items 2, 3 and 4.

(continued and to be signed on reverse side)

/*\ FOLD AND DETACH HERE /*\

The Board of Directors recommends a vote FOR the election of the three nominees for Class II Directors and FOR Items 2, 3 and 4.
					Please mark your votes as indicated in this example	☒
	FOR all nominees listed below (except as marked to the contrary)		WITHHOLD AUTHORITY to vote for all nominees listed below	FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS		2.	To approve the amendment and restatement of the Company's Employee Stock Purchase Plan.
		3.	To approve the amendment and restatement of the Company's 1997 Long-Term Incentive Plan.
Nominees:	Carlo Ruggeri Carlo Salvi Marvin Samson	4.	To ratify the selection of Ernst & Young LLP as the Company's independent auditors:
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
			PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
Signature(s)				Dated: , 2003

Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

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IMPORTANT
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Beneficial Ownership of Common Stock
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
Option Grants in Fiscal 2002
Aggregated Option Exercises in Fiscal 2002 and Value of Options At End of Fiscal 2002
REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SICOR INC. EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 APPROVAL OF THE AMENDMENT OF THE SICOR INC. 1997 LONG-TERM INCENTIVE PLAN
PROPOSAL 4 RATIFICATION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
SICOR INC. AUDIT COMMITTEE CHARTER